EXHIBIT 99.1


         LTX Announces Fourth Quarter and Fiscal Year Results


    NORWOOD, Mass.--(BUSINESS WIRE)--Aug. 30, 2007--LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2007.

    Sales for the 2007 fourth fiscal quarter were $30,114,000, down 9% from the prior quarter, and down 55% from a year ago. Net loss for the quarter was $(4,185,000), or $(0.07) per share on a GAAP basis. Prior quarter sales for the 2007 third fiscal quarter were $33,014,000, and the net loss was $(7,991,000), or $(0.13) per share on a GAAP basis. Sales for the 2006 fourth fiscal quarter were $67,410,000 and the net income was $13,929,000, or $0.22 per diluted share on a GAAP basis. Incoming orders for the 2007 fourth fiscal quarter were $25 million.

    For the twelve-month period ended July 31, 2007, sales were $147,639,000 compared to $216,503,000 in the preceding fiscal year. Net loss was $(10,666,000), or $(0.17) per share on a GAAP basis, which included inventory and restructuring charges totaling $3,798,000, or $0.06 per share. For the prior fiscal year, net income was $12,241,000, or $0.20 per diluted share on a GAAP basis, which included inventory and restructuring charges totaling $6,503,000, or $0.10 per share.

    David G. Tacelli, chief executive officer and president, commented, "Our fourth quarter results reflect continued weakness in the SOC test market. While it's disappointing to see a longer than expected downturn, we are encouraged by the strong pipeline of new products that many of our customers are planning to release to production over the next several quarters."

    FIRST QUARTER FISCAL 2008 OUTLOOK

    For the quarter ending October 31, 2007, revenue is expected to be in the range of $28 million to $32 million, with gross margin of approximately 47%. The loss per share is projected to be in the range of $(0.05) to $(0.08) assuming 62.5 million shares outstanding.

    The Company will conduct a conference call today, August 30, 2007, at 4:30 PM EDT to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through September 29, 2007 via telephone by dialing 888-286-8010, passcode 54238826 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin, earnings guidance and the business cycle, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX's X-Series, the industry's most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX's industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

    All other trademarks are the property of their respective owners.

    www.ltx.com


                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                                     July 31, July 31,
                                                       2007     2006
                                                     -------- --------
ASSETS
Current assets:
   Cash and Cash equivalents                         $ 63,302 $106,445
   Marketable Securities                               35,236   87,776
   Accounts receivable - trade                         22,478   38,704
   Accounts receivable - other                          1,475    3,269
   Inventories                                         27,102   29,847
   Prepaid expense & other                              3,784    4,156
                                                     -------- --------
      Total current assets                            153,377  270,197

Property and equipment, net                            32,483   37,633
Goodwill and other intangible assets                   14,762   15,462
Other assets                                            1,273    4,398
                                                     -------- --------
                                                     $201,895 $327,690
                                                     ======== ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt                 $ 29,322 $ 70,071
   Accounts payable                                    15,334   20,995
   Deferred revenues and customer advances              1,837    3,646
   Deferred gain on leased equipment                       66      644
   Other accrued expenses                              19,539   31,554
                                                     -------- --------
      Total current liabilities                        66,098  126,910
                                                     -------- --------


Long-term debt, less current portion                   17,900   77,620
Long-term liability other                               4,016    5,521
Stockholders' equity                                  113,881  117,639
                                                     -------- --------
                                                     $201,895 $327,690
                                                     ======== ========


                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

            (In thousands, except earnings per share data)



                                   Three Months       Twelve Months
                                       Ended              Ended
                                     July 31,           July 31,
                                 ----------------- -------------------
                                   2007     2006     2007      2006
                                 -------- -------- --------- ---------

Net sales                        $30,114  $67,410  $147,639  $216,503

Cost of sales (includes stock-
 based compensation expense of
 $26 for Q4 FY07; $31 for Q4
 FY06; $107 YTD FY07; $161 YTD
 FY06 )                           16,108   31,534    77,441   109,975

Inventory related provision            -        -     4,175       221
                                 -------- -------- --------- ---------

   Gross Margin                   14,006   35,876    66,023   106,307

Engineering and product
 development expenses (includes
 stock-based compensation
 expense of $262 for Q4 FY07;
 $241 for Q4 FY06, $1,098 YTD
 FY07; $1,049 YTD FY06)           11,986   12,428    50,044    53,807


Selling, general and
 administrative expenses
 (includes stock-based
 compensation expense of $637
 for Q4 FY07; $1,045 for Q4
 FY06; $2,854 YTD FY07; $3,463
 YTD FY06)                         6,493    8,916    26,770    31,135

Reorganization costs                   -      179      (377)    6,282
                                 -------- -------- --------- ---------

   Income (Loss) from operations  (4,473)  14,353   (10,414)   15,083

Interest income (expense), net       288     (424)     (252)   (2,842)
                                 -------- -------- --------- ---------

Net income (loss)                $(4,185) $13,929  $(10,666) $ 12,241
                                 ======== ======== ========= =========


Net income (loss) per share
Basic                            $ (0.07) $  0.23  $  (0.17) $   0.20
Diluted                          $ (0.07) $  0.22  $  (0.17) $   0.20


Weighted average shares:
Basic                             62,387   61,905    62,146    61,684
Diluted                           62,387   62,468    62,146    62,207


    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             Email mark_gallenberger@ltx.com